UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐	Soliciting Material Pursuant to §240.14a-12
Genomic Health, Inc.

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Genomic Health, Inc.
301 Penobscot Drive
Redwood City, California 94063
(650) 556-9300

April 29, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Genomic Health, Inc. The meeting will be held at 10:00 a.m., Pacific Time, on Thursday, June 9, 2011, at Seaport Center, 459 Seaport Court, Redwood City, California 94063.

The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote by dating, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope, or by voting by telephone or the Internet. Your shares cannot be voted unless you sign, date and return the enclosed proxy, vote by telephone or the Internet, or attend the Annual Meeting in person.

We have also enclosed a copy of our 2010 Annual Report to Stockholders.

We look forward to seeing you at the meeting.

Sincerely,

Kimberly J. Popovits
President and Chief Executive Officer

Genomic Health, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, June 9, 2011

To our Stockholders:

Genomic Health, Inc. will hold its Annual Meeting of Stockholders at 10:00 a.m., Pacific Time, on Thursday, June 9, 2011 at Seaport Center, 459 Seaport Court, Redwood City, California 94063.

We are holding this Annual Meeting:

•	to elect eight directors to serve until the 2012 Annual Meeting or until their successors are duly elected and qualified;

•	to vote on the approval of the Genomic Health, Inc. Employee Stock Purchase Plan;

•	to hold a non-binding advisory vote on the compensation of our named executive officers;

•	to hold a non-binding advisory vote on the frequency of an advisory stockholder vote on the compensation of our named executive officers;

•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011; and

•	to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Stockholders of record at the close of business on April 13, 2011, are entitled to notice of and to vote at this meeting and any adjournment or postponement of the Annual Meeting.

It is important that your shares be represented at this meeting. Even if you plan to attend the meeting, we hope that you will vote promptly. Please review the instructions on page 2 of the attached Proxy Statement regarding your voting options.

By Order of the Board of Directors

G. Bradley Cole
Chief Operating Officer and Secretary

Redwood City, California
April 29, 2011

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 9, 2011.

The Proxy Statement and Annual Report are available at
www.proxydocs.com/ghdx

i

Genomic Health, Inc.
301 Penobscot Drive
Redwood City, California 94063

PROXY STATEMENT

Information Concerning Voting and Solicitation

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors of Genomic Health, Inc., a Delaware corporation (“we,” “us,” “our,” “Genomic Health” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at Seaport Center, 459 Seaport Court, Redwood City, California 94063 on Thursday, June 9, 2011, at 10:00 a.m., Pacific Time, and any postponement or adjournment thereof (the “Annual Meeting”).

This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 29, 2011.

Questions and Answers About
the Proxy Materials and the Annual Meeting

What proposals will be voted on at the Annual Meeting

Five proposals will be voted on at the Annual Meeting:

•	The election of directors;

•	The approval of the Genomic Health, Inc. Employee Stock Purchase Plan;

•	A non-binding advisory vote on the compensation of our named executive officers;

•	A non-binding advisory vote on the frequency of a non-binding advisory stockholder vote on the compensation of our named executive officers; and

•	The ratification of the appointment of the independent registered public accounting firm for 2011.

What are the Board’s recommendations?

Our board recommends that you vote:

•	“FOR” election of each of the nominated directors;

•	“FOR” approval of the Employee Stock Purchase Plan;

•	“FOR” approval, on a non-binding advisory basis, of the compensation of our executive officers;

•	For the “EVERY YEAR” option, on a non-binding advisory basis, as the frequency of a non-binding advisory stockholder vote on the compensation of our named executive officers; and

•	“FOR” ratification of the appointment of the independent registered public accounting firm for 2011.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Who is entitled to vote?

Stockholders of record at the close of business on April 13, 2011 (the “Record Date”) may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of the Company’s common stock held as of the Record Date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record.  If your shares are registered directly in your name with Genomic Health’s transfer agent, Computershare Trust Company, Inc., you are considered, with respect to those shares, the stockholder of record. The Proxy Statement, Annual Report and proxy card have been sent directly to you by Genomic Health.

Beneficial Owner.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. The Proxy Statement and Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the mailing. If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. If you hold shares beneficially in street name and do not vote your shares, your broker or nominee can vote your shares at its discretion only on Proposal 5 but not on any other matters. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

How do I vote?

Stockholder of Record

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by telephone or vote by the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, complete, sign and date the enclosed proxy card and return it promptly in the postage-prepaid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote by telephone, follow the telephone voting instructions on the enclosed proxy card. You will be asked to provide the company number and control number from the proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on June 8, 2011 to be counted.

•	To vote by the Internet, follow the Internet voting instructions on the enclosed proxy card. You will be asked to provide the company number and control number from the proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on June 8, 2011 to be counted.

We provide Internet voting to allow you to vote online. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received voting instructions with these proxy materials from that organization rather than from us. Complete and mail the voting form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other nominee. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by telephone or by the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For each of Proposals 2, 3 and 5, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” If you “ABSTAIN” as to any of these proposals, the abstention has the same effect as a vote “AGAINST.” For Proposal 4, you may vote for “EVERY YEAR”, “EVERY TWO YEARS”, “EVERY THREE YEARS”, or “ABSTAIN”. If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of the board (“FOR” all of the nominees to the board, “FOR” approval of the Employee Stock Purchase Plan, “FOR” the approval of the compensation of our named executive officers, for a frequency of “EVERY YEAR” for an advisory stockholder vote on the compensation of our named executive officers and “FOR” ratification of the independent registered public accounting firm) and in the discretion of the proxy holders on any other matters that properly come before the meeting.

What vote is required to approve each item?

In the election of directors, the eight persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. Each of proposals 2, 3 and 5 requires the affirmative “FOR” vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Because your vote on Proposal 3 is advisory, it will not be binding on our board of directors, the Compensation Committee or the Company. For Proposal 4, the alternative that receives the greatest number of votes will be the frequency of the stockholders’ advisory vote. Because your vote on Proposal 4 is advisory, it will not be binding on our board of directors, the Compensation Committee or the Company. However, our board of directors will review the voting results and take them into consideration when determining the frequency of future non-binding advisory votes on compensation of our named executive officers. If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In the event you do not vote, your broker will be able to vote on the proposal to ratify the appointment of our auditors but will not be able to vote for the election of directors or with respect to Proposals 2, 3 or 4. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Is cumulative voting permitted for the election of directors?

Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of common stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 29,251,324 shares of our common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

How are proxies solicited?

Our employees, officers and directors may solicit proxies. We will bear the cost of soliciting proxies and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common stock.

IMPORTANT

Please promptly vote by signing, dating and returning the enclosed proxy card in the postage-prepaid return envelope provided, or by telephone or the Internet, so that your shares can be voted.

Proposal 1

Election of Directors

Directors and Nominees

As of the Annual Meeting, we will have eight authorized directors. Brook H. Byers is retiring from the board of directors as of the Annual Meeting. We are grateful for his guidance and his years of service to the Company. The board expects to appoint existing board members to replace Mr. Byers on the Compensation Committee and the Nominating and Corporate Governance Committee effective as of the Annual Meeting.

At the Annual Meeting, eight persons will be elected as members of your board of directors, each for a one-year term or until their successors are elected and qualified. The Nominating and Corporate Governance Committee of the board of directors has recommended, and the board of directors has designated, the eight persons listed below for election at the Annual Meeting. The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR each of the nominees. Your board of directors knows of no reason why any of these nominees should be unable or unwilling to serve. However, if for any reason any nominee should be unable or unwilling to serve, the proxies will be voted for any nominee designated to fill the vacancy by your board of directors, taking into account the recommendations of the Nominating and Corporate Governance Committee.

The names of the board of directors’ nominees, their ages as of March 15, 2011 and certain biographical information about the nominees are set forth below.

			Director
Name	Age	Position with Company	Since

Randal W. Scott, Ph.D.	53	Executive Chairman of the Board	2000
Kimberly J. Popovits	52	President, Chief Executive Officer and Director	2002
Julian C. Baker	44	Director	2001
Fred E. Cohen, M.D., D.Phil.	54	Director	2002
Samuel D. Colella	71	Director	2001
Ginger L. Graham	55	Director	2008
Randall S. Livingston	57	Director	2004
Woodrow A. Myers, Jr., M.D.	57	Director	2006

Randal W. Scott, Ph.D. has served as our Executive Chairman of the Board since January 2009, Chairman of the Board and Chief Executive Officer from our inception in August 2000 to January 2009, President from August 2000 to February 2002, Chief Financial Officer from December 2000 to April 2004, and Secretary from August 2000 to December 2000 and from May 2003 to February 2005. Dr. Scott was a founder of Incyte Corporation, which at the time was a genomic information company, and served Incyte in various roles, including Chairman of the Board from August 2000 to December 2001, President from January 1997 to August 2000, and Chief Scientific Officer from March 1995 to August 2000. Dr. Scott holds a B.S. in Chemistry from Emporia State University and a Ph.D. in Biochemistry from the University of Kansas.

Kimberly J. Popovits has served as our President and Chief Executive Officer since January 2009 and as President and Chief Operating Officer from February 2002 to January 2009. From November 1987 to February 2002, Ms. Popovits served in various roles at Genentech, Inc., a biotechnology company, most recently serving as Senior Vice President, Marketing and Sales from February 2001 to February 2002, and as Vice President, Sales from October 1994 to February 2001. Prior to joining Genentech, Ms. Popovits served as Division Manager, Southeast Region, for American Critical Care, a Division of American Hospital Supply, a supplier of healthcare products to hospitals. In addition, Ms. Popovits served as a director of Nuvelo, Inc. from July 2005 until its merger with ARCA biopharma, Inc. in January 2009. Ms. Popovits holds a B.A. in Business from Michigan State University.

Julian C. Baker is a Managing Partner of Baker Brothers Investments, which he and his brother, Felix Baker, Ph.D., founded in 2000. Mr. Baker’s firm manages a family of long-term investment funds for major university endowments and foundations, which are focused on publicly traded life sciences companies. Mr. Baker’s career as a fund-manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch Family. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston Corporation. Mr. Baker is also a director of Incyte Corporation and Trimeris, Inc. In addition, Mr. Baker served as a director of Neurogen Corporation from May 1999 until its acquisition in December 2009, and as a director of Theravance, Inc. from January 1999 to April 2007. Mr. Baker holds an A.B. in Social Studies from Harvard University.

Fred E. Cohen, M.D., D.Phil. is a partner at TPG, a private equity firm he joined in 2001, and serves as co-head of TPG’s biotechnology group. Dr. Cohen is also a Professor of Cellular and Molecular Pharmacology at the University of California, San Francisco, where he has taught since 1988. Dr. Cohen serves as a director of Axcan Pharmaceuticals, Quintiles Transnational and a number of other privately held companies. Dr. Cohen holds a B.S. in Molecular Biophysics and Biochemistry from Yale University, a D.Phil. in Molecular Biophysics from Oxford University and an M.D. from Stanford University.

Samuel D. Colella is a Managing Director of Versant Ventures, a healthcare and biotechnology venture capital firm he co-founded in 1999. Mr. Colella is also a general partner of Institutional Venture Partners, a venture capital firm he joined in 1984. Mr. Colella currently serves as the Chairman of the Board of Fludigm Corporation and as a director of Alexza Pharmaceuticals, Inc., Jazz Pharmaceuticals, Inc. and a number of privately held technology and biotechnology companies. In addition, Mr. Colella served as a director of Thermage, Inc. from September 1997 to July 2007, and as a director of Symyx Technologies, Inc. from August 1997 to June 2007. Mr. Colella holds a B.S. in Business and Engineering from the University of Pittsburgh and an M.B.A. from the Stanford Graduate School of Business.

Ginger L. Graham has served as Faculty at Harvard Business School since October 2009 and as President and Chief Executive Officer of Two Trees Consulting, a healthcare and executive leadership consulting firm, since November 2007. Ms. Graham was Chief Executive Officer of Amylin Pharmaceuticals, Inc., a biopharmaceutical company, from September 2003 to March 2007, and served as Amylin’s President from September 2003 to June 2006. From 1994 to 2003, Ms. Graham held various positions with Guidant Corporation, including Group Chairman, Office of the President, President of the Vascular Intervention Group, and Vice President. From 1979 to 1994, Ms. Graham held various positions with Eli Lilly and Company, including President and Chief Executive Officer of Advanced Cardiovascular Systems, Inc. Ms. Graham currently serves as a director of Walgreen Co. and a number of privately held companies. In addition, Ms. Graham served as a director of Amylin Pharmaceuticals, Inc. from November 1995 to May 2009, and as a director of Millenium Pharmaceuticals, Inc. from February 2002 to January 2004. Ms. Graham holds a B.S. in Agricultural Economics from the University of Arkansas and an M.B.A. from Harvard University.

Randall S. Livingston has served as Vice President for Business Affairs and Chief Financial Officer of Stanford University since 2001. Prior to 2001, Mr. Livingston spent 16 years working in Silicon Valley with several technology and life science companies as Chief Financial Officer and in various corporate development and marketing roles. Mr. Livingston currently serves as a director of eHealth, Inc. and Pacific Biosciences, Inc. Mr. Livingston holds a B.S. in Mechanical Engineering from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Woodrow A. Myers, Jr., M.D. has served as Managing Director of Myers Ventures LLC, which concentrates on opportunities in healthcare and education, since December 2005. He was the Executive Vice President and Chief Medical Officer of WellPoint, Inc., a commercial health benefits company, from September 2000 to January 2005. Dr. Myers currently serves as a director of Express Scripts, Inc. and serves as Chairman of the Board of the Mozambique Healthcare Consortium. In addition, Dr. Myers served as a director of ThermoGenesis Corp from June 2006 to December 2009, and as a director of CardioNet, Inc. from August 2007 to May 2009. Dr. Myers holds a B.S. in Biological Sciences from Stanford University, an M.D. from Harvard Medical School and an M.B.A. from the Stanford Graduate School of Business.

Vote Required

The eight nominees for director receiving the highest number of affirmative votes will be elected as directors.

Your board of directors recommends a vote FOR the election of the nominees set forth above as directors of Genomic Health.

Director Independence

Our board of directors has determined that, except for Dr. Scott and Ms. Popovits, each individual who currently serves as a member of the board is, and each individual who served as a member of the board in 2010 was, an “independent director” within the meaning of Rule 5605 of The NASDAQ Stock Market. Dr. Scott and Ms. Popovits are not independent because they are employed by the Company. All of the nominees are members of the board standing for reelection as directors. For Messrs. Baker, Byers, Colella, and Livingston, Drs. Cohen and Myers and Ms. Graham, the board of directors considered their relationship and transactions with the Company as directors and securityholders of the Company.

Board Meetings

Our board of directors held five meetings in 2010. Each director attended at least 75% of the aggregate number of meetings of the board of directors held during the period for which such director served on our board of directors and of the committees on which such director served. The independent directors meet in regularly scheduled executive sessions at in-person meetings of the board of directors without the participation of the Executive Chairman of the Board, the President and Chief Executive Officer or the other members of management. We do not have a policy that requires the attendance of directors at the Annual Meeting. Two directors attended our 2010 annual meeting.

Committees of the Board of Directors

Below is a description of each committee of the board of directors. The board of directors has determined that each director who serves on the Audit, Compensation, and Nominating and Corporate Governance Committees is “independent,” as that term is defined by applicable listing standards of The NASDAQ Stock Market and rules of the Securities and Exchange Commission, or SEC, and has adopted written charters for these committees. These charters are available on the investor section of our website (www.genomichealth.com).

Audit Committee

Number of Members:	3

Current Members:	Randall S. Livingston (Chair and Audit Committee Financial Expert) Fred E. Cohen, M.D., D.Phil. Ginger L. Graham

Number of Meetings in 2010:	7

Functions:	The Audit Committee provides assistance to the board of directors in fulfilling its oversight responsibilities relating to the Company’s financial statements, system of internal control over financial reporting, and auditing, accounting and financial reporting processes. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent registered public accounting firm’s relationship with the Company; and meet with the independent registered public accounting firm and management to discuss and review the Company’s financial statements, internal control over financial reporting, and auditing, accounting and financial reporting processes.

Compensation Committee

Number of Members:	4

Current Members:	Brook H. Byers (Chair) Julian C. Baker Samuel D. Colella Woodrow A. Myers, Jr., M.D.

Number of Meetings in 2010:	5

Functions:	The Compensation Committee’s primary functions are to assist the board of directors in meeting its responsibilities with regard to oversight and determination of executive compensation and to review and make recommendations with respect to major compensation plans, policies and programs of the Company. Other specific duties and responsibilities of the Compensation Committee are to review and make recommendations for approval by the independent members of the board of directors regarding compensation of our Executive Chairman of the Board, our President and Chief Executive Officer and other executive officers, and administer our stock plans and other equity-based compensation plans.

The board of directors has established a Non-Management Stock Option Committee, the members of which are Randal W. Scott, Ph.D., Kimberly J. Popovits and G. Bradley Cole. The Committee has been delegated the authority for any two members of the committee to make awards or grants under our Stock Incentive Plan (including shares, options, or restricted stock) to new employees, other than to any member of our board of directors, individuals designated by our board of directors as “Section 16 officers,” and employees who hold the title of Vice President or above. This Committee may not make any awards or grants to any new employee that total more than 50,000 shares of common stock. In addition, in connection with the Company’s annual compensation review, this Committee is authorized to grant and issue to employees who hold titles below the Vice President level restricted stock units that total no more than 10,000 shares of common stock per employee.

Nominating and Corporate Governance Committee

Number of Members:	4

Current Members:	Julian C. Baker (Chair) Brook H. Byers Samuel D. Colella Woodrow A. Myers, Jr., M.D.

Number of Meetings in 2010:	1

Functions:	The Nominating and Corporate Governance Committee’s primary functions are to identify qualified individuals to become members of the board of directors, determine the composition of the board and its committees and monitor a process to assess board effectiveness. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee are to recommend nominees to fill vacancies on the board of directors, review and make recommendations to the board of directors with respect to candidates for director proposed by stockholders, and review on an annual basis the functioning and effectiveness of the board and its committees.

Director Nominations

The board of directors nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the board of directors for nomination or election.

The board of directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to Genomic Health and the board of directors, high personal and professional ethics, and the willingness and ability to devote sufficient time to carry out effectively their duties as directors. Although the Company has no formal diversity policy for board members, the board and the Nominating and Corporate Governance Committee consider diversity of backgrounds and experiences and other forms of diversity when selecting nominees. The Nominating and Corporate Governance Committee also believes that service as director of other public companies provides experience and perspective that may be useful to Genomic Health and the board of directors, and several of our directors have served as directors of other public companies. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the board of directors to meet the criteria for an “audit committee financial expert” as defined by rules of the SEC, and for a majority of the members of the board of directors to meet the definition of “independent director” under the rules of The NASDAQ Stock Market. The Nominating and Corporate Governance Committee also believes it appropriate for key members of our management to participate as members of the board of directors.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees by first evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the board of directors with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or a vacancy is created on the board of directors as a result of a resignation, an increase in the size of the board or other event, the Nominating and Corporate Governance Committee will consider various candidates for board membership, including those suggested by the committee members, by other board of directors members, by any executive search firm engaged by the committee or by stockholders. The Nominating and Corporate Governance Committee recommended all of the nominees for election included in this Proxy Statement.

A stockholder who wishes to suggest a prospective nominee for the board of directors should notify Genomic Health’s Secretary or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the board of directors at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to Genomic Health’s Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting; however, if we have not held an annual meeting in the previous year or the date of the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the date of the scheduled annual meeting or the 7th day following the earlier of the day on which notice of the annual meeting date was mailed or the day of the first public announcement of the annual meeting date. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder’s notice described above. Information required by the Bylaws to be in the notice includes the name and contact information for the candidate and the person making the nomination, and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Secretary, Genomic Health, Inc., 301 Penobscot Drive, Redwood City, California 94063. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

Director Qualifications

Set forth below is a summary of the specific experience, qualifications, attributes or skills of the nominees for the board of directors that, in addition to the experience of those nominees described in their biographies above, led our Nominating and Corporate Governance Committee and board to conclude that the nominee should serve as a member of the board:

Dr. Scott has significant leadership and senior management experience as the Company’s former Chief Executive Officer and from prior senior management and board of director roles at Incyte Corporation. Dr. Scott also brings strategic planning insights as a result of his current role as the Company’s Executive Chairman and substantial knowledge of the Company’s current and potential markets.

Ms. Popovits’ role as President and Chief Executive Officer of the Company gives her strong knowledge of the Company’s strategy, markets, competitors and operations. She also brings significant experience in commercial operations, sales and marketing and experience as a public company director.

Mr. Baker is an experienced investor in many life sciences companies. Mr. Baker brings to the board significant strategic and financial expertise and leadership experience in the life sciences field as a result of his investments in and service as a director of other publicly and privately held life sciences companies.

Dr. Cohen brings significant leadership experience in the medical and finance fields through his background as an M.D. and a venture capitalist. He has extensive technical expertise relevant to the Company’s business and has served as an investor in and on the boards of numerous life sciences and healthcare companies.

Mr. Colella brings significant leadership in the life sciences industry, having founded, invested in and served on the boards of numerous publicly and privately held life sciences and healthcare companies. He also brings extensive senior management experience in a broad array of diverse businesses.

Ms. Graham has extensive experience in senior management roles in the life sciences and healthcare industries, including experience leading companies in drug, device and product development and commercialization. She also brings significant experience as a director of publicly and privately held life sciences companies.

Mr. Livingston brings significant experience in financial matters and extensive experience in working with emerging growth companies in the life sciences, healthcare and technology industries. Mr. Livingston also has experience as a director of publicly and privately held companies, and his breadth and depth of financial experience position him well to serve as Chair of the Audit Committee.

Dr. Myers brings extensive experience from senior management roles with healthcare payors and employers and in working with healthcare reimbursement issues. He also brings medical expertise and significant experience as a director of other publicly held life sciences and healthcare companies.

Board Leadership Structure and Role in Risk Oversight

The board of directors has chosen to separate the roles of chief executive officer and chairman of the board of directors and to have two executive officers serve in those roles. This situation enables our Chief Executive Officer, Ms. Popovits, to focus on the day-to-day operation of our business while allowing Dr. Scott, our founder and Executive Chairman, to focus on leadership of the board of directors and on strategic matters, in addition to providing direction on issues such as stockholder relationships. While the board believes it is important to retain the organizational flexibility to determine whether the roles of chairman of the board and chief executive officer should be separated or combined in one individual, or whether to elect an independent non-executive chairman, the board currently believes that the interests of the Company and its stockholders are better served with an executive officer serving in each role.

The board believes this structure promotes better alignment of strategic development and execution, more effective implementation of strategic initiatives, and clearer accountability for their success or failure. Moreover, the board believes that having an executive officer serve in each position does not impede independent oversight.

Six of the eight members of the board of directors who are nominees for re-election as directors at the Annual Meeting are independent under The NASDAQ Stock Market rules. The independent directors have chosen not to appoint a lead independent director, as the independent directors take active roles with respect to the Company and a number of the independent directors represent significant stockholders. The independent directors meet in an executive session after each regular board meeting, at which the independent directors have the opportunity to discuss management performance.

Our board of directors is responsible for overseeing the overall risk management process at the Company. The responsibility for managing risk rests with executive management while the committees of the board and the board of directors as a whole participate in the oversight process. The board’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include reviews of long-term strategic and operational planning, executive development and evaluation, regulatory and legal compliance, and financial reporting and internal controls. The board considers strategic risks and opportunities and regularly receives reports from executive management regarding specific aspects of risk management.

Stockholder Communications with the Board of Directors

If you wish to communicate with the board of directors, you may send your communication in writing to: Secretary, Genomic Health, Inc., 301 Penobscot Drive, Redwood City, California 94063. You must include your name and address in the written communication and indicate whether you are a stockholder of Genomic Health. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the board of directors based on the subject matter.

Certain Relationships and Related Transactions

It is our policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in our Code of Business Conduct and Ethics. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the independent and disinterested members of our board of directors or an independent and disinterested committee of the board.

Director Compensation

The following table sets forth cash amounts and the value of other compensation paid to our outside directors for their service in 2010:

	Fees Earned or Paid	Option Awards
Name	in Cash ($)	($)(1)(2)	Total ($)

Julian C. Baker	20,000	56,349	76,349
Brook H. Byers	20,000	56,349	76,349
Fred E. Cohen, M.D., D.Phil.	20,000	56,349	76,349
Samuel D. Colella	20,000	56,349	76,349
Ginger L. Graham	20,000	56,349	76,349
Randall S. Livingston	30,000	56,349	86,349
Woodrow A. Myers, Jr., M.D.	20,000	56,349	76,349

(1)	Represents the aggregate fair value of options to purchase our common stock computed as of the grant date of each option in accordance with the Financial Accounting Standards Board Accounting Standard Codification Topic 718, Stock Compensation, or FASB ASC Topic 718, rather than amounts paid to or realized by the named individual. See Note 9 of Notes to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2010 for the assumptions made in determining these values. There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the fair value as computed in accordance with FASB ASC Topic 718. In 2010, each outside director received an option to purchase 8,250 shares of our common stock.

(2)	The following table sets forth the aggregate number of shares of common stock underlying option awards outstanding at December 31, 2010:

Number of
Name	Shares

Julian C. Baker	41,250
Brook H. Byers	41,250
Fred E. Cohen, M.D., D.Phil.	41,250
Samuel D. Colella	41,250
Ginger L. Graham	33,000
Randall S. Livingston	58,587
Woodrow A. Myers, Jr., M.D.	49,500

Directors who are our employees do not receive any fees for their service on our board of directors. During 2010, Dr. Scott and Ms. Popovits were our only employee directors.

For 2010, our outside directors received an annual retainer of $20,000 and Mr. Livingston, as chairman of our Audit Committee, received an annual retainer of $30,000. For 2011, our board of directors approved increases to these amounts based on the recommendations of the Compensation Committee, including information provided by an independent executive consultant regarding peer company director compensation. Beginning in 2011, our outside directors will receive an annual retainer of $40,000, Mr. Livingston, as chairman of our Audit Committee, will receive an annual retainer of $55,000 and Mr. Byers and the new chairman of our Compensation Committee will receive a prorated annual retainer of $50,000. We also provide reimbursement to our outside directors for reasonable expenses in connection with attendance at board of director and committee meetings.

For 2010, annual retainers for outside directors were paid in cash. Beginning in 2011, outside directors may elect to receive some or all of their retainers (other than retainers for serving as committee chair) in the form of restricted stock that vests immediately.

In addition to compensation for services as a member of the board, outside directors also are eligible to receive nondiscretionary, automatic grants of stock options under our 2005 Stock Incentive Plan. An outside director who joins our board is automatically granted an initial option to purchase 16,500 shares upon first becoming a member of our board of directors. The initial option vests and becomes exercisable over four years, with the first 25% of the shares subject to the initial option vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter. On the first business day following each regularly scheduled annual meeting of stockholders, each outside director is automatically granted a nonstatutory option to purchase 8,250 shares of our common stock, provided the director has served on our board of directors for at least six months. These options vest and become exercisable on the first anniversary of the date of grant or immediately prior to our next annual meeting of stockholders, if earlier. The options granted to outside directors under our 2005 Stock Incentive Plan have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant, a term of 10 years, and become fully vested in the event of a change in control. At December 31, 2010, options granted to outside directors with respect to an aggregate of 288,750 shares automatically accelerate upon a change of control.

Executive Compensation

Compensation Discussion and Analysis

Our Compensation Philosophy and Objectives

We believe that compensation of our executive officers should:

•	encourage creation of stockholder value and achievement of strategic corporate objectives;

•	attract and retain qualified, skilled and dedicated executives on a long-term basis;

•	reward past performance and provide incentives for future performance; and

•	provide fair compensation consistent with our internal compensation programs.

Our philosophy is to align the interests of our stockholders and management by linking compensation with our annual and long-term corporate and financial objectives, including through equity ownership by management. In order to attract and retain qualified personnel, we strive to offer a total compensation package competitive with select companies in the life sciences industry, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. Our compensation philosophy with respect to our executive officers has and continues to focus more on the use of equity-based compensation rather than cash-based compensation, although in order to recruit and retain qualified, skilled and dedicated executives, we expect to use cash-based compensation to a greater degree than we have in the past.

Implementing Our Objectives

The Compensation Committee of our board of directors administers and interprets our executive compensation and benefits policies, including our stock option plan, and reviews and makes recommendations to the independent members of the board of directors with respect to major compensation plans, policies and programs. For 2010 compensation, the Compensation Committee evaluated the performance of Randal W. Scott, our Executive Chairman of the Board, and Kimberly J. Popovits our President and Chief Executive Officer, or CEO. The Compensation Committee made recommendations to the independent members of the board regarding Dr. Scott’s and Ms. Popovits’s compensation in light of the goals and objectives of our compensation program. Ms. Popovits and the Compensation Committee together assessed the performance of our executive officers other than Dr. Scott and Ms. Popovits and other members of our management committee, based on initial recommendations from Ms. Popovits. This assessment took into account the Company’s financial results, its progress towards its strategic goals and compensation levels of peer companies. The Committee’s recommendations were then submitted to the independent members of the board for their consideration and approval.

The Compensation Committee and the independent members of our board of directors have a broad range of experience relating to executive compensation matters for similarly situated companies. In setting the level of cash and equity compensation for our executive officers, the Compensation Committee and the independent members of our board consider various factors, including the performance of the Company and the individual executive during the year, the uniqueness and relative importance of the executive’s skill set to the Company, the executive’s historical cash and equity compensation levels, the executive’s expected future contributions to the Company, the percentage of vested versus unvested options held by the executive, the level of the executive’s stock ownership and the Company’s compensation philosophy for all employees.

Market Reference Data.  While the Compensation Committee did not use market benchmarks to determine its recommendations for executive compensation for 2010, the Committee reviewed market reference data to evaluate the competitiveness of our executive officers’ compensation and to determine whether the total compensation paid to each of our named executive officers was reasonable in the aggregate. However, the Compensation Committee did not limit its decision to or target any particular range or level of total compensation paid to executive officers at these companies. In connection with its analysis, the Committee reviewed information prepared by Compensia Inc., an independent executive compensation consultant, comparing the compensation for members of our management committee, which includes our executive officers, with data from the Radford Global Life Sciences Survey with respect to companies with revenues between $50 million and $300 million and between

150 and 499 employees and data from SEC filings for a peer group comprised of the following 22 diagnostics, medical device and biotechnology companies:

Abaxis ABIOMED Affymetrix AngioDynamics Bio-Reference Laboratories Celera Cepheid	Clarient Cyberonics Gen-Probe Genoptix Helicos Biosciences Immucor IRIS International	Luminex Meridian Biosciences Myriad Genetics Natus Medical Osiris Therapeutics Quidel Sequenom Volcano

In late 2009, the Compensation Committee revised the peer group from the peer group used in the previous year, given that many of the companies in the prior peer group had been acquired or no longer had relatively similar revenue, revenue growth or market capitalization metrics. In addition, because we compete for talent with medical device companies as well as biotechnology and diagnostics companies, a number of those companies were added to the peer group as well.

The analysis indicated that 2009 base salary for members of our management committee other than our CEO approximated the 65th percentile, while base salary for our CEO approximated the 25th percentile. The analysis also indicated that target total cash compensation (salary plus potential bonus) for members of our management committee other than our CEO was below the median, while the target total cash compensation for our CEO was below the 25th percentile. According to the analysis, target total direct compensation approximated the 60th percentile for members of our management committee other than our CEO, and target total direct compensation for our CEO was below the 25th percentile. For purposes of this analysis, target total direct compensation equaled target total cash compensation plus the Black-Scholes value of options awarded in December 2008. With respect to equity awards, the analysis indicated that, while positioning varied by individual, on average, the annual equity grant values of stock options granted to members of our management committee approximated the median.

Equity Grant Practices.  The Compensation Committee administers our stock incentive plan for executive officers, employees, consultants and outside directors, under which it grants options to purchase our common stock with an exercise price equal to the fair market value of a share of our common stock on the date of grant, which is the closing price on the date of grant. We do not coordinate the timing of equity award grants with the release of financial results or other material announcements by the Company; our annual equity grants are made at regularly scheduled board and Compensation Committee meetings.

Each executive officer is initially granted an option when he or she begins working for the Company. The amount of the grant is based on his or her position with the Company, relevant prior experience and market conditions. These initial grants generally vest over four years and no shares vest before the one-year anniversary of the option grant. We spread the vesting of our options over four years to compensate executives for their contribution over a period of time and to provide an incentive to focus on our longer term goals.

For 2011, the Compensation Committee revised the Company’s equity incentive guidelines. Under the revised guidelines, most employees would receive grants of restricted stock units in lieu of stock options. Employees with titles of vice president and above are eligible to receive stock options and restricted stock units. The target percentages of equity grant value for employees with titles of vice president and above other than our executive officers are 50% stock options and 50% restricted stock units, and the target percentages for our executive officers are 75% stock options and 25% restricted stock units. The restricted stock units will vest in three equal annual installments. In the future, the Compensation Committee, with the concurrence of the independent members of our board of directors, may consider awarding additional or alternative forms of equity incentives, such as grants of restricted stock and other performance-based awards.

Employee Stock Purchase Plan.  The Company is proposing that stockholders approve an Employee Stock Purchase Plan at the Annual Meeting. If the Plan is approved, executive officers would be eligible to purchase stock at a discount to market price on the same terms as would be made available to all eligible employees.

Miscellaneous.  We do not enter into employment or severance contracts with our executive officers as we do not believe these types of arrangements facilitate our compensation goals and objectives. In 2010, we made up to a $1,000 matching 401(k) plan contribution for all eligible employee and executive officers, and we expect to make the same matching contribution in 2011.

Tax Deductibility of Compensation.  We generally intend to qualify executive compensation for deductibility without limitation under section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) places a limit of $1,000,000 on the amount of compensation we may deduct in any one year with respect to our CEO and each of the next three most highly compensated executive officers other than our Chief Financial Officer. None of the non-exempt compensation we paid to any of our executive officers for 2010 as calculated for purposes of section 162(m) exceeded the $1,000,000 limit.

Stock Ownership Guidelines.  We do not have a stock ownership or stock retention policy that requires executive officers to own stock in Genomic Health or retain shares of common stock underlying options they exercise.

Elements of Executive Compensation

Our compensation structure for executive officers consists of a combination of base salary, bonus and equity-based compensation. Because of our current culture, we do not have programs providing for personal benefit perquisites to officers. The Compensation Committee makes recommendations with respect to executive officer compensation, with compensation other than grants under our stock incentive plan to be approved by the independent members of our board of directors.

Base Salary.  The Compensation Committee reviews base salaries for executive officers on an annual basis, adjusting salaries based on individual and Company performance and other factors discussed below. The Compensation Committee and independent members of our board of directors will consider market adjustments to base salaries for our executives, which may be implemented over time and will depend on the Company’s operating results. In February 2010, based on the recommendation of the Committee, the independent members of our board of directors approved a 5.6% salary increase for Mr. Cole, to reflect his increased responsibilities. This adjustment brought his base salary closer to the market 50th percentile and in alignment with our compensation philosophy. No salary increases were approved for any of our other named executive officers. In December 2010, the independent members of the board approved a 10.7% salary increase for Ms. Popovits retroactive to January 1, 2010. In approving the salary increase, it was noted that Ms. Popovits’ salary was not increased in February 2010 in part due to the Company’s emphasis on achieving and maintaining profitability on an annual basis, and that Ms. Popovits’ base salary and target total cash compensation were below the 25th percentile based on the Compensia analysis. In January 2011, based on the recommendation of the Compensation Committee, the independent members of our board of directors approved salary increases for our named executive officers ranging from 4.1% to 20.7%, including an increase of 5.4% for our CEO and an increase of 20.7% for our Executive Chairman of the Board. For both 2010 and 2011, salary amounts were established after considering job performance and responsibilities, internal pay alignment and marketplace competitiveness, among other things.

Annual Bonus.  We have a bonus pool for our employees that is tied to corporate and operational goals. Prior to 2007, we had not paid cash bonuses to our executive officers. Since 2007, our executive officers have been eligible to participate in our cash bonus program. The size of the target bonus pool for members of our management committee, including our executive officers, was increased to 15% of base salary for 2010 and 25% of base salary for 2011 to better align total target cash compensation with market and increase the emphasis on pay for performance.

For 2010, the eligible bonus pool for all employees other than members of our management committee was 10% of the Company’s total salary base, but there were no preset limitations on minimum or maximum bonus amounts for any employee. The corporate performance objectives for the bonus pool for our non-executive employees were approved by the Compensation Committee and our board of directors for the first half and second half of the year.

While bonuses for non-executive employees were based in part on achievement of corporate goals established by our executive officers and board of directors, bonuses for executive officers were determined by the Compensation Committee and independent members of our board of directors at the time of their annual compensation review based on their assessment of corporate and individual achievements. For 2010, the Committee determined to award bonuses to each executive officer that approximated 6.1% of his or her annual base salary, based on the average first and second half goal achievement levels. Because the minimum revenue threshold of $87.1 million was not achieved in the first half of 2010, resulting in no payment of company-wide bonuses for first half performance, the actual payout for executive officers was determined by multiplying 7.5% (one-half of the 2010 payout target of 15% of annual base salary) by the 81% average achievement level. The Committee believed the executive team should be treated equally because corporate accomplishments were judged largely based on team performance and performance within their respective domains was relatively level among executive team members.

The corporate performance objectives for members of our management committee, while being the same as many of the objectives applicable to the remainder of our employees, had slightly different percentages attached to the objectives to reflect the different emphasis on incentives to be applied to the management committee. The corporate bonus objectives for the first half of 2010 were achieved at the 69% level. Of these objectives, financial and business performance objectives, including achievement of specified product revenue (target of 10% at $91.9 million), product adoption and product margin related metrics, with an aggregate target of 45%, were achieved at the 32% level, objectives related to pipeline development, with a target of 30%, were achieved at the 21% level, objectives related to operational excellence, with a target of 15%, were achieved at the 6% level, objectives related our research activities were achieved at the target level of 5%, and the organizational excellence objectives were achieved at the target level of 5%. The corporate bonus objectives for the second half of 2010 were achieved at the 93% level and the minimum revenue threshold of $83 million for funding the second half bonus pool was achieved. Of these objectives, financial and business performance objectives, including achievement of specified product adoption, product revenue (target of 15% at $89.5 million with maximum of 18% at $94 million), year-end cash balance (target of 3% at $68 million) and product margin related metrics, with a aggregate target of 50%, were achieved at the 58% level, objectives related to pipeline development and research, with a target of 35%, were achieved at the 22% level, objectives related to infrastructure development and operational matters, with a target of 10%, were achieved at the 9% level, and the organizational excellence objectives, with a target of 5%, were achieved at the 4% level. Other than as noted, specific corporate bonus objectives are not disclosed because we consider the information to be confidential and believe it would be competitively harmful if disclosed. In addition, bonus amounts paid constituted a small percentage of each executive officer’s total cash compensation.

Because first half bonus pools were not funded due to the Company not achieving the revenue threshold required to fund those pools, but the Compensation Committee and the independent members of our board of directors wanted to recognize our strong second half of 2010 financial performance, the Compensation Committee and independent members of our board approved a discretionary bonus plan that resulted in additional bonuses being paid to executive officers averaging 2.6% of their respective salaries.

As with prior years, bonuses for executive officers for 2011 performance will be determined by the Compensation Committee and independent members of our board of directors at the time of their annual compensation review based on their assessment of corporate and individual achievements. Each member of our management committee, which includes our executive officers, has a funding target under the plan of 25% of his or her annual base salary for 2011, with the potential for actual awards under the plan to either exceed or be less than the funding target depending upon corporate and individual performance. Corporate performance objectives for the management committee will be established and measured for each half of 2011, with the results averaged to determine the funding pool. The corporate performance objectives for members of our management committee, while being the same as many of the objectives applicable to the remainder of our employees, will have slightly different percentages attached to the objectives to reflect the different emphasis on incentives to be applied to the management committee. Management committee corporate objectives for the first half of 2011 include financial and business performance objectives, representing 50% of the overall first half objectives, pipeline progress objectives, representing 30% of the overall first half objectives, research and genomic technology-related objectives, representing 10% of the overall first half objectives, infrastructure development objectives, representing 5% of the overall first half objectives, and personnel development objectives, representing 5% of the overall first half objectives. Minimum and target achievement levels are defined for certain of the financial performance and pipeline progress objectives, with overachievement enabling the addition of a fixed number of bonus percentage points for such objectives. There are no funding thresholds for bonus pools, as there were in 2010.

Equity-Based Compensation.  We believe that providing executive officers who have responsibility for our management and growth with an opportunity to increase their stock ownership aligns the interests of the executive officers with those of our stockholders. Accordingly, the Compensation Committee considers stock option and restricted stock unit grants to be an important aspect in compensating and providing incentives to management. The Compensation Committee sets annual grants as part of its and the independent members of the board’s annual compensation review process. The Compensation Committee determined the number of shares underlying each stock option or restricted stock unit grant based upon the executive officer’s and the Company’s performance, the executive officer’s role and responsibilities, the executive officer’s base salary, comparison with comparable awards to individuals in similar positions in our industry using the survey data described above and previously determined stock grant guidelines for all employees.

In February 2010, the Compensation Committee approved grants of stock options to our executive officers in connection with the evaluation of our executive officers’ 2009 performance by the Compensation Committee and the independent members of our board. Grants ranging from 40,000 to 65,000 shares were made to our executive officers other than our CEO, and a grant of 125,000 shares was made to our CEO. The grants were intended to reflect the factors discussed above as well as increased responsibilities associated with management changes in 2009. In addition, the Compensation Committee desired to increase the total target direct compensation for our CEO to a level closer to the 50th percentile of the market reference data, as Ms. Popovits does not hold as significant an equity stake in our company as does her predecessor, Dr. Scott. In January 2011, the Compensation Committee granted our executive officers options to purchase between 40,000 to 90,000 shares of our Common Stock and restricted stock units to acquire between 4,500 and 10,000 shares of our common stock, with the largest grants being made to our CEO.

Other Compensation.  All of our full-time employees, including our executive officers, may participate in our health programs, such as medical, dental and vision care coverage, and our 401(k) and life and disability insurance programs.

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or “filed” with the SEC or to be incorporated by reference into any other filing by Genomic Health under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under those Acts.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and those discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2010.

Compensation Committee

Brook H. Byers
Julian C. Baker
Samuel D. Colella
Woodrow A. Myers, Jr., M.D.

Named Executive Officers

The tables that follow provide compensation information for our named executive officers, including Kimberly J. Popovits, President and Chief Executive Officer, G. Bradley Cole, Chief Operating Officer, Chief Financial Officer and Secretary, and our three most highly compensated executive officers who were serving as executive officers at the end of 2010, which were Steven Shak, Joffre B. Baker and Randal W. Scott.

2010 Summary Compensation Table

				Non-Equity
			Option	Incentive Plan
		Salary	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)	($)

Kimberly J. Popovits	2010	465,000	1,111,530	38,585	1,615,115
President and Chief Executive Officer	2009	420,000	—	37,000	457,000
	2008	380,000	562,170	35,350	977,520
G. Bradley Cole	2010	380,000	578,340	32,620	990,960
Chief Operating Officer, Chief Financial Officer	2009	360,000	—	31,700	391,700
and Secretary	2008	330,000	468,475	30,700	829,175
Steven Shak, M.D.	2010	380,000	489,360	32,620	901,980
Chief Medical Officer	2009	380,000	—	33,400	413,400
	2008	350,000	374,780	32,550	757,330
Joffre B. Baker, Ph.D.	2010	365,000	489,360	31,585	885,945
Chief Scientific Officer	2009	365,000	—	32,100	397,100
	2008	341,000	374,780	31,700	747,480
Randal W. Scott, Ph.D.	2010	290,000	355,690	26,310	672,000
Executive Chairman of the Board	2009	290,000	—	25,500	315,500
	2008	280,000	374,780	26,000	680,780

(1)	Represents the aggregate fair value of options and stock awards computed as of the grant date of each option in accordance with the FASB ASC Topic 178, rather than amounts paid to or realized by the named individual. There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the compensation expense we recognized.

On January 27, 2011, stock options and restricted stock units were granted to our named executive officers as compensation for 2010 performance as follows:

		Grant Date	Option	Number of Restriced	Grant Date Fair Value
	Number of Options	Fair Value of	Exercise	Stock Units	of Restricted Stock Unit
Name	Granted (#)(1)(2)	Option Awards ($)	Price ($)	Granted (#)(2)	Awards ($)

Kimberly J. Popovits	90,000	1,004,000	22.98	10,000	229,800
G. Bradley Cole	60,000	669,340	22.98	6,750	155,115
Steven Shak, M.D.	40,000	446,220	22.98	4,500	103,410
Joffre B. Baker, Ph.D.	40,000	446,220	22.98	4,500	103,410
Randal W. Scott, Ph.D.	40,000	446,220	22.98	4,500	103,410

(1)	Options vest over a four year period, becoming exercisable as to 25% of the shares on the first anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 36 months.

(2)	All of the options have a term of ten years, subject to earlier termination in specified events related to termination of employment.

(3)	Restricted stock units vest as to 1/3 of the shares on February 15, 2012, 1/3 of the shares on February 15, 2013 and 1/3 of the shares on February 15, 2014

Outstanding Equity Awards at Fiscal Year-End

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	Exercisable	Unexercisable	Price	Expiration
Name	(#)	(#)(1)	($)(2)	Date(3)

Kimberly J. Popovits	29,613	—	2.88	12/02/14
	50,000	—	9.39	12/01/15
	40,000	—	18.89	11/30/16
	22,500	7,500	23.31	12/06/17
	30,000	30,000	17.33	12/04/18
	—	125,000	17.18	02/18/20
G. Bradley Cole	97,868	—	1.33	07/06/14
	17,337	—	2.88	12/02/14
	50,000	—	9.39	12/01/15
	40,000	—	18.89	11/30/16
	22,500	7,500	23.31	12/06/17
	25,000	25,000	17.33	12/04/18
	—	65,000	17.18	02/18/20
Steven Shak, M.D.	69,348	—	2.88	12/02/14
	50,000	—	9.39	12/01/15
	40,000	—	18.89	11/30/16
	22,500	7,500	23.31	12/06/17
	20,000	20,000	17.33	12/04/18
	—	55,000	17.18	02/18/20
Joffre B. Baker, Ph.D.	69,348	—	2.88	12/02/14
	50,000	—	9.39	12/01/15
	40,000	—	18.89	11/30/16
	22,500	7,500	23.31	12/06/17
	20,000	20,000	17.33	12/04/18
	—	55,000	17.18	02/18/20
Randal W. Scott, Ph.D.	40,000	—	18.89	11/30/16
	22,500	7,500	23.31	12/06/17
	20,000	20,000	17.33	12/04/18
	—	40,000	17.18	02/18/20

(1)	Options vest over a four year period, becoming exercisable as to 25% of the shares on the first anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 36 months.

(2)	For all grants, the option exercise price is equal to the fair market value of our common stock on the date of grant.

(3)	All of the options have a term of ten years, subject to earlier termination in specified events related to termination of employment.

2010 Option Exercises

	Option Awards
	Number of Shares
	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)(1)

Kimberly J. Popovits	39,734	574,063
G. Bradley Cole	27,500	443,925
Steven Shak, M.D.	—	—
Joffre B. Baker, Ph.D.	—	—
Randal W. Scott, Ph.D.	50,000	343,000

(1)	Value realized is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the individual.

Compensation Risk Assessment

In connection with its review of employee compensation and the compensation process, the Company has concluded that risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans as of December 31, 2010, including the 2005 Stock Incentive Plan, or 2005 Plan, and the 2001 Stock Incentive Plan, or 2001 Plan, but does not include additional shares of common stock that may be issued if stockholders approve the Employee Stock Purchase Plan at the Annual Meeting.

Number of Securities
Remaining
	Number of		Available for Future
	Securities to be	Weighted-Average	Issuance
	Issued Upon Exercise	Exercise Price of	Under Equity Compensation
	of Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column(a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	5,321,715	$17.64	3,832,532	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	5,321,715	$17.64	3,832,532

(1)	Includes 3,832,532 shares available for issuance under the 2005 Plan. The 2001 Plan was terminated upon completion of our initial public offering in October 2005. No shares of common stock are available under the 2001 Plan other than to satisfy exercises of stock options granted under the 2001 Plan prior to its termination.

Security Ownership of
Certain Beneficial Owners and Management

The following table sets forth certain information as of April 13, 2011 as to shares of our common stock beneficially owned by: (1) each person who is known by us to own beneficially more than 5% of our common stock, (2) each of our named executive officers listed in the summary compensation table, (3) each of our directors and (4) all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after April 13, 2011, the record date for the Annual Meeting. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

		Percentage of
		Common
	Number of Shares	Stock
	of Common Stock	Beneficially
Name and Address of Beneficial Owner(1)	Beneficially Owned	Owned

5% Stockholders:
Entities Affiliated with Baker Brothers Advisors(2)	7,683,889	26.3%
Entities Affiliated with FMR LLC(3)	1,952,605	6.7%
Entities Affiliated with AllianceBernstein L.P.(4)	1,571,919	5.4%
Directors and Named Executive Officers:
Julian C. Baker(2)	7,683,889	26.3%
Brook H. Byers(5)	898,185	3.1%
Fred E. Cohen, M.D., D.Phil.(6)	96,409	*
Samuel D. Colella(7)	1,328,816	4.5%
Ginger L. Graham(8)	27,218	*
Randall S. Livingston(9)	64,736	*
Woodrow A. Myers, Jr., M.D.(10)	49,906	*
Joffre B. Baker, Ph.D.(11)	457,222	1.6%
G. Bradley Cole(12)	269,023	*
Kimberly J. Popovits(13)	510,452	1.7%
Randal W. Scott, Ph.D.(14)	1,676,999	5.7%
Steven Shak, M.D.(15)	606,069	2.1%
All directors and executive officers as a group (12 persons)(16)	13,568,169	44.4%

*	Represents beneficial ownership of less than 1%.

(1)	Unless otherwise stated, the address of each beneficial owner listed on the table is c/o Genomic Health, Inc., 301 Penobscot Drive, Redwood City, California 94063.

(2)	According to Amendment No. 9 to Schedule 13D filed jointly on March 8, 2011 and a Form 4 filed jointly on March 11, 2011 by Julian C. Baker and Felix J. Baker, Julian C. Baker and Felix J. Baker share voting and dispositive power with respect to 7,642,639 shares of the Company’s common stock, including 173,897 shares owned by Baker Bros. Investments, L.P., 194,161 shares owned by Baker/Tisch Investments, L.P., 20,287 shares owned by Baker Bros. Investments II, L.P., 5,674,104 shares owned by Baker Brothers Life

Sciences, L.P., 152,640 shares owned by 14159, L.P., 1,253,653 shares owned by 667, L.P., each, a limited partnership, and 173,897 shares owned by FBB Associates, a general partnership of which Julian C. Baker and Felix J. Baker are the sole partners. Also includes options to purchase 41,250 shares of common stock that are exercisable by Julian C. Baker within 60 days of April 13, 2011, as to which Julian C. Baker had sole voting and dispositive power. The principal address for entities affiliated with Baker Brothers Advisors is 677 Madison Avenue, New York, New York 10065. Mr. Baker disclaims beneficial ownership of the shares held by the entities affiliated with Baker Brothers Advisors except to the extent of his pecuniary interest therein.

(3)	According to a Schedule 13G filed jointly on February 14, 2011 by FMR LLC and Edward C. Johnson 3rd, Fidelity Management & Research Company (“Fidelity”), a registered investment advisor and wholly-owned subsidiary of FMR LLC, is the beneficial owner of 1,952,605 shares of the Company’s common stock. Each of FMR LLC and Edward C. Johnson 3rd, Chairman of FMR LLC, through its control of Fidelity, and the Fidelity funds, has sole power to dispose or direct the disposition of these shares. Neither FMR LLC or Edward C. Johnson 3rd has sole power to vote or direct the voting of these shares, which power resides with Fidelity’s Boards of Trustees. The principal address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)	According to a Schedule 13G filed on February 9, 2011 by AllianceBernstein L.P., a registered investment advisor and a majority-owned subsidiary of AXA Financial, Inc. and indirect majority-owned subsidiary of AXA SA, AllianceBernstein L.P., has sole power to vote and dispose of or direct the disposition of 1,571,919 shares of the Company’s common stock acquired solely for investment purposes on behalf of client discretionary investment advisory accounts. The principal address for AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, New York 10105.

(5)	Includes options to purchase 41,250 shares of common stock that are exercisable by Mr. Byers within 60 days of April 13, 2011. According to Amendment No. 1 to Schedule 13G filed jointly on February 14, 2011 by Kleiner Perkins Caufield & Byers X-A, L.P., Kleiner Perkins Caufield & Byers X-B, L.P. and KPCB X Associates, L.P. (together, the “Kleiner Entities”), 809,740 shares are beneficially owned by Kleiner Perkins Caufield & Byers X-A, L.P. and 22,838 shares are beneficially owned by Kleiner Perkins Caufield & Byers X-B, L.P. KPCB X Associates, L.P. is the general partner of Kleiner Perkins Caufield & Byers X-A, L.P. and Kleiner Perkins Caufield & Byers X-B, L.P. and may be deemed to have shared power to vote and dispose of or direct the disposition of the shares of stock held by Kleiner Perkins Caufield & Byers X-A, L.P. and Kleiner Perkins Caufield & Byers X-B, L.P. The principal address for the Kleiner Entities is 2750 Sand Hill Road, Menlo Park, California 94025. Mr. Byers, who is also one of our directors, is a managing member of the general partner and, as such, has shared voting and investment authority over the shares held by the Kleiner Entities. Mr. Byers disclaims beneficial ownership of the shares held by the Kleiner Entities except to the extent of his pecuniary interest therein.

(6)	Includes options to purchase 41,250 shares of common stock that are exercisable within 60 days of April 13, 2011 and 6,068 shares held in a family trust, of which Dr. Cohen is a trustee.

(7)	Includes options to purchase 41,250 shares of common stock that are exercisable by Mr. Colella within 60 days of April 13, 2011. Also includes 4,224 shares held by the Colella Family Partners LP and 8,448 shares held by the Colella Family Trust. Mr. Colella is the General Partner of Colella Partners and disclaims beneficial ownership of such shares held by Colella Partners, except to the extent of his proportionate pecuniary interest therein, if any. Mr. Colella is a trustee and beneficiary of the Colella Family Trust. According to Amendment No. 2 to Schedule 13G filed jointly on February 14, 2011 by Versant Venture Capital I, L.P., Versant Side Fund I, L.P., Versant Affiliates Fund I-A, L.P., Versant Affiliates Fund I-B, L.P., Versant Ventures I, LLC, Brian G. Atwood, Samuel D. Colella, Ross A. Jaffe, William J. Link, Donald B. Milder, Barbara N. Lubash and Rebecca B. Robertson (together, the “Versant Entities”) and information provided by the Versant Entities, Versant Venture Capital I, L.P. has shared power to vote and dispose of or direct the disposition of 1,082,174 shares, Versant Side Fund I, L.P. has shared power to vote and dispose of or direct the disposition of 20,838 shares, Versant Affiliates Fund I-A, L.P. has shared power to vote and dispose of or direct the disposition of 19,358 shares, and Versant Affiliates Fund I-B, L.P. has shared power to vote and dispose of or direct the disposition of 37,552 shares. Versant Ventures I, LLC is the general partner of Versant Venture Capital I, L.P., Versant Side Fund I, L.P., Versant Affiliates Fund I-A, L.P. and Versant Affiliates Fund I-B, L.P

(the “Funds”). Brian G. Atwood, Samuel D. Colella, Ross A. Jaffe, William J. Link, Donald B. Milder, Barbara N. Lubash and Rebecca B. Robertson, as directors and/or members of Versant Ventures I, LLC, have shared power to vote and dispose of or direct the disposition of 1,159,922 shares of the Company’s common stock. Also includes an aggregate of 100,755 shares of the Company’s common stock for which the following directors and/or members of Versant Ventures I, LLC have the power to vote and dispose of or direct the disposition: Brian G. Atwood, 32,010 shares; Ross A. Jaffe, M.D., 16,377 shares; Barbara N. Lubash, 16,412 shares; and Donald B. Milder, 35,956 shares. The principal address for the Versant Entities is 3000 Sand Hill Road, #4-210, Menlo Park, California 94025. Mr. Colella, as a managing director of Versant Ventures I, LLC, is deemed to have shared voting and investment power with respect to the shares held by the Funds. Mr. Colella disclaims beneficial ownership of the shares held by the Versant Entities, except to the extent of his pecuniary interest therein.

(8)	Comprises options to purchase 26,812 shares of common stock that are exercisable within 60 days of April 13, 2011.

(9)	Includes options to purchase 58,587 shares of common stock that are exercisable within 60 days of April 13, 2011.

(10)	Comprises options to purchase 49,500 shares of common stock that are exercisable within 60 days of April 13, 2011.

(11)	Includes options to purchase 227,791 shares of common stock that are exercisable within 60 days of April 13, 2011. Also includes 36,113 shares held by the Baker Charitable Remainder Trust and 66,343 shares held by the Joffre and Diana J. Baker 1998 Trust. Dr. Baker and his wife are trustees and beneficiaries of both trusts. Does not include 4,500 restricted stock units granted January 27, 2011 that are subject to vesting.

(12)	Includes options to purchase 268,023 shares of common stock that are exercisable within 60 days of April 13, 2011. Does not include 6,750 restricted stock units granted January 27, 2011 that are subject to vesting.

(13)	Includes options to purchase 201,028 shares of common stock that are exercisable within 60 days of April 13, 2011. Also includes 283,292 shares held in a family trust, of which Ms. Popovits is a trustee, and 13,834 shares held in a trust for Ms. Popovits’ son, of which Ms. Popovits is trustee. Does not include 10,000 restricted stock units granted January 27, 2011 that are subject to vesting.

(14)	Includes options to purchase 104,589 shares of common stock that are exercisable within 60 days of April 13, 2011. Also includes 3,466 shares held for the benefit of Dr. Scott’s children, of which Dr. Scott’s sister is trustee. Does not included 4,500 restricted stock units granted January 27, 2011 that are subject to vesting.

(15)	Includes options to purchase 217,791 shares of common stock that are exercisable within 60 days of April 13, 2011. Does not include 4,500 restricted stock units granted January 27, 2011 that are subject to vesting.

(16)	Includes options to purchase 1,319,121 shares of common stock that are exercisable within 60 days of April 13, 2011. Does not include 34,150 restricted stock units granted January 27, 2011 that are subject to vesting.

Report of the Audit Committee

The Audit Committee operates under a written charter adopted by the board of directors. A link to the Audit Committee Charter is available on our website at www.genomichealth.com. All members of the Audit Committee meet the independence standards established by The NASDAQ Stock Market.

The Audit Committee assists the board of directors in fulfilling its responsibility to oversee management’s implementation of Genomic Health’s financial reporting process. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of the Company’s internal control over financial reporting. Management is responsible for the financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and of the effectiveness of the Company’s internal control over financial reporting.

In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2010 with Genomic Health’s management and the independent registered public accounting firm.

The Audit Committee has discussed issues deemed significant by the independent registered public accounting firm, including those required by AICPA Professional Standards, Vol. 1, AU section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm such firm’s independence.

The Audit Committee has discussed with Genomic Health’s independent registered public accounting firm, with and without management present, their evaluations of Genomic Health’s internal control over financial reporting and the overall quality of Genomic Health’s financial reporting.

In reliance on the reviews and discussion with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the board of directors, and the board approved, the inclusion of the audited financial statements in Genomic Health’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC. The Audit Committee has appointed Ernst & Young LLP to serve as Genomic Health’s independent registered public accounting firm for the 2011 fiscal year.

Audit Committee

Randall S. Livingston
Fred E. Cohen, M.D., D.Phil.
Ginger L. Graham

Proposal 2

Approval of the Genomic Health, Inc. Employee Stock Purchase Plan

Our board of directors adopted the Genomic Health, Inc. Employee Stock Purchase Plan, or ESPP, on January 27, 2011, to be effective on July 1, 2011, subject to the approval of stockholders at the Annual Meeting. The purpose of the ESPP is to provide eligible employees with an opportunity to increase their proprietary interest in the success of our company by purchasing common stock from the company at favorable terms and to pay for their purchases through payroll deductions. The board of directors believes that establishing an ESPP will enable the Company to attract, retain and motivate valued employees. A total of 1,250,000 shares of common stock will be reserved for issuance under our ESPP.

The following summary of the principal features of the ESPP is qualified by reference to the terms of the ESPP, a copy of which is available without charge upon stockholder request to the Secretary, Genomic Health, Inc., 301 Penobscot Drive, Redwood City, California 94063. The ESPP has also been filed electronically with the Securities and Exchange Commission together with this Proxy Statement and can be accessed on the Securities and Exchange Commision’s website at http://www.sec.gov.

Administration.  Except as noted below, our ESPP will be administered by the Compensation Committee of our board of directors. The Compensation Committee has the authority to construe, interpret and apply the terms of the ESPP, to determine eligibility, to establish such limitations and procedures as it determines are consistent with the ESPP and to adjudicate any disputed claims under the ESPP.

Eligibility.  Each full-time and part-time employee, including our officers and employee directors and employees of participating subsidiaries, who is employed by us on the day preceding the start of any offering period will be eligible to participate in the ESPP. Our ESPP does not require that an employee work a specified number of hours per week or be employed by us for a specified period of time prior to becoming eligible to participate in the ESPP. Our ESPP will permit an eligible employee to purchase common stock through payroll deductions, which may not be less than 1% nor more than 15% of the employee’s salary, with the actual limit determined by the Compensation Committee from time to time. However, no employee is eligible to participate in the ESPP if, immediately after electing to participate, the employee would own stock of the Company (including stock such employee may purchase under this plan or other outstanding options) representing 5% or more of the total combined voting power or value of all classes of our stock. No employee will be able to purchase more than such number of shares as may be determined by the Compensation Committee with respect to a single offering period, or purchase period, if applicable. In addition, no employee is permitted to accrue, under the ESPP and all similar purchase plans of the Company or its subsidiaries, a right to purchase stock of the Company having a value in excess of $25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year. Employees will be able to withdraw their accumulated payroll deductions prior to the end of the offering period in accordance with the terms of the offering. Participation in our ESPP will end automatically on termination of employment with us.

Offering Periods and Purchase Price.  Our ESPP will be implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, except as noted below, the Compensation Committee may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. During each purchase period, payroll deductions will accumulate, without interest. On the last day of the purchase period, accumulated payroll deductions will be used to purchase common stock for employees participating in the offering.

The purchase price will be specified pursuant to the offering, but cannot, under the terms of the ESPP, be less than 85% of the fair market value per share of our common stock on either the last trading day preceding the offering date or on the purchase date, whichever is less.

Our board of directors has determined that the purchase periods initially shall have a duration of six months and that the purchase price will be 85% of the fair market value per share of our common stock on either the last trading day preceding the offering date or the purchase date, whichever is less. The length of the purchase period applicable to U.S. employees and the purchase price may not be changed without the approval of the independent board members of our board of directors.

Reset Feature.  The Compensation Committee may specify that if the fair market value of a share of our common stock on any purchase date within a particular offering period is less than or equal to the fair market value on the start date of that offering period, then the offering period will automatically terminate and the employee in that offering period will automatically be transferred and enrolled in a new offering period which will begin on the next day following such purchase date.

Changes to Capital Structure.  In the event that there is a specified type of change in our capital structure, such as a stock split, appropriate adjustments will be made to (a) the number of shares reserved under the ESPP, (b) the individual and aggregate participant share limitations described in the plan and (c) the price of shares that any participant has elected to purchase.

Corporate Reorganization.  Immediately before a corporate reorganization, the offering period and purchase period then in progress shall terminate and stock will be purchased with the accumulated payroll deductions, unless the ESPP is assumed by the surviving corporation or its parent corporation under the plan of merger or consolidation.

Amendment and Termination.  Our board of directors will have the right to amend, suspend or terminate the ESPP at any time. Any increase in the aggregate number of shares of stock to be issued under the ESPP is subject to stockholder approval. Any other amendment is subject to stockholder approval only to the extent required under applicable law or regulation.

Certain Federal Income Tax Consequences of Participating in the Employee Stock Purchase Plan

The following brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or non-U.S. jurisdiction in which the participant may reside.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant generally will be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than 2 years from the first day of the applicable offering and 1 year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) the excess of the fair market value of a share on the offering date that the right was granted over the purchase price for the right. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Plan Benefits

Purchase rights are subject to a participant’s discretion, including an employee’s decision not to participate in the ESPP, and awards under the ESPP are not determinable. Directors who are not employees are not eligible to participate in, and will not receive any benefit under, the ESPP.

Required Vote

Approval of the Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares of present and voting at the Annual Meeting in person or by proxy.

Your board of directors recommends a vote FOR approval of the Genomic Health, Inc. Employee Stock Purchase Plan.

Proposal 3

Non-binding Advisory Vote on Executive Compensation

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term corporate objectives, and the creation of increased stockholder value. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the 2010 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is advisory, which means that the vote on executive compensation is not binding on us, our board of directors or the Compensation Committee of the board of directors. This vote is not intended to address any specific item of compensation, but rather the vote relates to the compensation of our named executive officers as a whole, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Accordingly, we will ask our stockholders to vote for the following resolution at the annual meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Your board of directors recommends a vote FOR approval of the compensation of our named executive officers.

Proposal 4

Non-binding Advisory Vote on the Frequency of a Non-binding Advisory
Vote on Executive Compensation

The Dodd-Frank Act requires that we provide our stockholders with the opportunity to vote, on a nonbinding, advisory basis, for their preference as to how frequently to vote on future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

Stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every year, every two years or every three years. Stockholders also may abstain from casting a vote on this proposal.

Our board of directors has determined that a non-binding advisory vote on executive compensation that occurs annually is the most appropriate alternative for us and, therefore, the board of directors recommends that you vote for the option of every year for the advisory vote on executive compensation. In determining to recommend that stockholders vote for a frequency of every year, our board of directors was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to indicate their approval of or dissatisfaction with respect to our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

This vote is advisory, which means that it is not binding on us, our board of directors or the Compensation Committee of the board of directors. The board of directors and the Compensation Committee will take into account the outcome of the vote; however, when considering the frequency of future advisory votes on executive compensation, the board of directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

Stockholders have the opportunity to choose among four options (holding the vote every year, every two years, every three years, or abstaining from voting) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the board of directors.

Your board of directors recommends a vote for the option of EVERY YEAR as the frequency for advisory votes on executive compensation.

Proposal 5

Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011. Ernst & Young LLP has audited our financial statements since our inception in 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us by Ernst & Young LLP for the years ended December 31, 2010 and 2009 were as follows:

Services Provided	2010	2009

Audit	$728,000	$639,000
Audit-related	—	—
Tax	116,000	143,000
All Other	—	—

	$844,000	$782,000

Audit.  For the years ended December 31, 2010 and 2009, audit fees were for the integrated audits of our annual financial statements and our internal control over financial reporting and the review of quarterly financial statements included in our quarterly reports on Form 10-Q. For the year ended December 31, 2010, audit fees also included work related to our S-3 filing. For the year ended December 31, 2009, audit fees also included work related to our S-8 filing.

Tax.  For the years ended December 31, 2010 and 2009, tax fees were for the preparation of our tax returns, tax planning, tax consulting services, and consultation and assistance with establishing foreign subsidiaries, including transfer pricing, foreign tax guidance, expatriate services and other international tax matters.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by Ernst & Young LLP and the estimated fees related to these services. All of the services in 2009 and 2010 were pre-approved.

During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC.

Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Required Vote

Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our stockholders.

Your board of directors recommends a vote FOR ratification of Ernst & Young LLP as our independent registered public accounting firm.

Stockholder Proposals for the 2012 Annual Meeting

If a stockholder wishes to present a proposal to be considered for inclusion in our proxy statement for the 2012 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by Genomic Health’s Secretary no later than December 31, 2011. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail — Return Receipt Requested.

A stockholder proposal not included in our proxy statement for the 2012 Annual Meeting will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting; however, if we have not held an annual meeting in the previous year or the date of the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the date of the scheduled annual meeting or the 7th day following the earlier of the day on which notice of the annual meeting date was mailed or the day of the first public announcement of the annual meeting date. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder’s notice described above. The stockholder’s notice must set forth, as to each proposed matter, the information required by our Bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and

5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2010, except a Form 4 related to the exercise of stock options and subsequent sale of 4,000 shares of our common stock pursuant to a Rule 10b5-1 sales plan by Kimberly J. Popovits on August 16, 2010, due on August 18, 2010, was inadvertently not filed until August 19, 2010.

Other Matters

Your board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to vote by signing and mailing the enclosed proxy or voting by telephone or the Internet promptly.

By Order of the Board of Directors

G. Bradley Cole
Chief Operating Officer and Secretary

Redwood City, California
April 29, 2011

Our Annual Report on Form 10-K for the year ended December 31, 2010 has been mailed with this Proxy Statement. We will provide copies of exhibits to our Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such requests in writing to Secretary, Genomic Health, Inc., 301 Penobscot Drive, Redwood City, California 94063. The request must include a representation by the stockholder that, as of April 13, 2011, the stockholder was entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K and exhibits are also available at www.genomichealth.com.

GENOMIC HEALTH, INC.
EMPLOYEE STOCK PURCHASE PLAN

GENOMIC HEALTH, INC.
EMPLOYEE STOCK PURCHASE PLAN
SECTION 1 Purpose Of The Plan.
     The Plan was adopted by the Board on January 27, 2011 and shall be effective on July 1, 2011, subject to stockholder approval (the “Effective Date”). The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code.
SECTION 2 Definitions.
     (a) “Board”means the Board of Directors of the Company, as constituted from time to time.
     (b) “Code”means the Internal Revenue Code of 1986, as amended.
     (c) “Committee”means a committee designated by the Board, as described in Section 3.
     (d) “Company”means Genomic Health, Inc., a Delaware corporation.
     (e) “Compensation”means the basic compensation and commissions paid in cash to a Participant by a Participating Company, without reduction for any pre-tax contributions made by the Participant under sections 401(k) or 125 of the Code. “Compensation” shall exclude bonuses, incentive compensation, overtime pay, shift premiums and other extraordinary compensation, all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.
     (f) “Corporate Reorganization”means:
     (i) The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or
     (ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.
     (g) “Eligible Employee” means any employee of a Participating Company. The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her.

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     (h) “Exchange Act”means the Securities Exchange Act of 1934.
     (i) “Fair Market Value”means the fair market value of a share of Stock, determined by the Committee as follows:
     (i) If the Stock was traded on The NASDAQ Stock Market on the date in question, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The NASDAQ Stock Market;
     (ii) If Stock was traded on any other United States securities exchange, including the New York Stock Exchange, on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite transactions report; or
     (iii) If the Stock was not listed for trading on a United States securities exchange but traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the closing price for such date or, if no closing price is reported, shall be equal to the mean between the last reported representative bid and ask prices for such date, as reported by OTC Markets Group Inc. or similar organization;
     (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.
     For any date that is not a Trading Day, the Fair Market Value of a share of Stock for such date shall be determined by using the last reported, closing or bid and asked prices, as applicable, for the immediately preceding Trading Day. In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.
     (j) “Offering”means the grant of options to purchase shares of Stock under the Plan to Eligible Employees.
     (k) “Offering Date”means the first day of an Offering.
     (l) “Offering Period”means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).
     (m) “Participant”means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(b).
     (n) “Participating Company”means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.
     (o) “Plan”means this Genomic Health, Inc. Employee Stock Purchase Plan, as it may be amended from time to time.
     (p) “Plan Account”means the account established for each Participant pursuant to Section 8(a).

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     (q) “Purchase Date”means one or more dates during an Offering on which shares of Stock may be purchased pursuant to the terms of the Offering.
     (r) “Purchase Period”means one or more successive periods during an Offering, beginning on the Offering Date or on the day after a Purchase Date, and ending on the next succeeding Purchase Date.
     (s) “Purchase Price”means the price at which Participants may purchase shares of Stock under the Plan, as determined pursuant to Section 8(b).
     (t) “Stock”means the Common Stock of the Company.
     (u) “Subsidiary”means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(r) “Trading Day”means a day on which the primary securities exchange on which the Stock is traded is open for trading or, if the Stock is not traded on a national securities exchange a day on which The NASDAQ Stock Market is open for trading.
SECTION 3 Administration Of The Plan.
     (a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.
     (b) Committee Responsibilities. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. The Committee’s determinations under the Plan, unless otherwise determined by the Board, shall be final and binding on all persons. The Company shall pay all expenses incurred in the administration of the Plan. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan, including sub plans which the Committee may establish (which need not qualify under Section 423 of the Code) for the purpose of (i) facilitating participation in the Plan by non-U.S. employees in compliance with foreign laws and regulations without affecting the qualification of the remainder of the Plan under Section 423 of the Code, or (ii) qualifying the Plan for preferred tax treatment under foreign tax laws (which sub plans, at the Committee’s discretion, may provide for allocations of the authorized Shares reserved for issue under the Plan as set forth in Section 14(a)). The rules of such sub plans may take precedence over other provisions of the Plan, with the exception of Section 14(a), but unless otherwise superseded by the terms of such sub plan, the provisions of the Plan shall govern the

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operation of such sub plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant options in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of options granted under the same Offering to employees resident in the United States, subject to compliance with Section 423 of the Code. Notwithstanding anything to the contrary in the Plan, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In such event, the Board shall have all of the authority and responsibility granted to the Committee herein.
SECTION 4 Enrollment And Participation.
     (a) Offering Periods. While the Plan is in effect, the Committee may from time to time grant options to purchase shares of Stock pursuant to the Plan to Eligible Employees during a specified Offering Period. Each such Offering shall be in such form and shall contain such terms and conditions as the Committee shall determine, subject to compliance with the terms and conditions of the Plan (which may be incorporated by reference) and the requirements of Section 423 of the Code, including the requirement that all Eligible Employees have the same rights and privileges. The Committee shall specify prior to the commencement of each Offering (i) the period during which the Offering shall be effective, which may not exceed 27 months from the Offering Date and may include one or more successive Purchase Periods within the Offering, (ii) the Purchase Dates and Purchase Price for shares of Stock which may be purchased pursuant to the Offering, and (iii) if applicable, any limits on the number of shares purchasable by a Participant, or by all Participants in the aggregate, during any Offering Period or, if applicable, Purchase Period, in each case consistent with the limitations of the Plan. The Committee shall have the discretion to provide for the automatic termination of an Offering following any Purchase Date on which the Fair Market Value of a share of Stock is equal to or less than the Fair Market Value of a share of Stock on the Offering Date, and for the Participants in the terminated Offering to be automatically re-enrolled in a new Offering that commences immediately after such Purchase Date. The terms and conditions of each Offering need not be identical, and shall be deemed incorporated by reference and made a part of the Plan.
     (b) Enrollment. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Company. The enrollment form shall be filed with the Company in accordance with such procedures as may be established by the Company.
     (c) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee or withdraws from the Plan under Section 6(a). A Participant who withdrew from the Plan under Section 6(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee. When a Participant reaches the end of an Offering Period but his or her

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participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.
SECTION 5 Employee Contributions.
     (a) Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions; provided, however, that to the extent provided in the terms and conditions of an Offering, a Participant may also make contributions through payment by cash or check prior to one or more Purchase Dates during the Offering. Payroll deductions, subject to the provisions of Subsection (b) below or as otherwise provided by the Committee, shall occur on each payday during participation in the Plan.
     (b) Amount of Payroll Deductions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%, or such lesser percentage provided in the terms or conditions of an Offering. However, no payroll deduction will be made unless a Participant timely files the proper form with the Company after a registration statement covering the Stock is filed and effective under the Securities Act of 1933.
     (c) Changing Withholding Rate. A Participant may not increase the rate of payroll withholding during the Offering Period, but unless otherwise provided under the terms and conditions of an Offering, may decrease the rate of payroll withholding to a whole percentage of his or her Compensation that is not less than 1% in accordance with such procedures and subject to such limitations as the Company may establish for all Participants. A Participant may also increase or decrease the rate of payroll withholding effective for a new Offering Period by filing a new enrollment form with the Company at the prescribed location and time. The new withholding rate shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%, or such lesser percentage provided in the terms or conditions of an Offering.
     (d) Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by withdrawing from the Plan pursuant to Section 6(a). In addition, employee contributions may be discontinued automatically pursuant to Section 9(b).
SECTION 6 Withdrawal From The Plan.
     (a) Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location. Such withdrawal may be elected at any time before the last day of an Offering Period, except as otherwise provided in the Offering. In addition, if payment by cash or check is permitted under the terms and conditions of an Offering, Participants may be deemed to withdraw from the Plan by declining or failing to remit timely payment to the Company for the shares of Stock. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

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     (b) Re-enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(b). Re-enrollment may be effective only at the commencement of an Offering Period.
SECTION 7 Change In Employment Status.
     (a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). A transfer from one Participating Company to another shall not be treated as a termination of employment.
     (b) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate three months after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.
     (c) Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to the Participant’s estate.
SECTION 8 Plan Accounts And Purchase Of Shares.
     (a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.
     (b) Purchase Price. The Purchase Price for each share of Stock purchased during an Offering Period shall not be less than the lesser of:
     (i) 85% of the Fair Market Value of such share on the Purchase Date; or
     (ii) 85% of the Fair Market Value of such share on the last Trading Day preceding the Offering Date.
     (c) Number of Shares Purchased. As of each Purchase Date, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than such number of shares of Stock as may be determined by the Committee with respect to the Offering Period, or Purchase Period, if applicable, nor more than the amounts of Stock set forth in Sections 9(b) and 14(a). For each Offering Period and, if

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applicable, Purchase Period, the Committee shall have the authority to establish additional limits on the number of shares purchasable by all Participants in the aggregate.
     (d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 14(a), or which may be purchased pursuant to any additional aggregate limits imposed by the Committee, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.
     (e) Issuance of Stock.Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the applicable Purchase Date, except that the Committee may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee. Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.
     (f) Unused Cash Balances. An amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Offering Period or refunded to the Participant in cash, without interest, if his or her participation is not continued. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) or (d) above, Section 9(b) or Section 14(a) shall be refunded to the Participant in cash, without interest.
     (g) Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the date the Plan is adopted by the Board. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.
SECTION 9 Limitations On Stock Ownership.
     (a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:
     (i) Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;
     (ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

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     (iii) Each Participant shall be deemed to have the right to purchase up to the maximum number of shares of Stock that may be purchased by a Participant under this Plan under the individual limit specified pursuant to Section 8(c) with respect to each Offering Period.
     (b) Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall accrue the right to purchase Stock at a rate which exceeds $25,000 of Fair Market Value of such Stock per calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company), determined in accordance with the provisions of section 423(b)(8) of the Code and applicable Treasury Regulations promulgated thereunder.
     For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).
SECTION 10 Rights Not Transferable.
     The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).
SECTION 11 No Rights As An Employee
     Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.
SECTION 12 No Rights As A Stockholder.
     A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date.
SECTION 13 Securities Law Requirements.
     Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including

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(without limitation) the Securities Act of 1933, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.
SECTION 14 Stock Offered Under The Plan.
     (a) Authorized Shares. The maximum aggregate number of shares of Stock available for purchase under the Plan is 1,250,000 shares. The aggregate number of shares available for purchase under the Plan shall at all times be subject to adjustment pursuant to Section 14.
     (b) Antidilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the individual and aggregate Participant share limitations described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee in the event of any change in the number of issued shares of Stock (or issuance of shares other than Common Stock) by reason of any forward or reverse share split, subdivision or consolidation, or share dividend or bonus issue, recapitalization, reclassification, merger, amalgamation, consolidation, split-up, spin-off, reorganization, combination, exchange of shares of Stock, the issuance of warrants or other rights to purchase shares of Stock or other securities, or any other change in corporate structure or in the event of any extraordinary distribution (whether in the form of cash, shares of Stock, other securities or other property).
     (c) Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.
SECTION 15 Amendment Or Discontinuance.
     The Board (or any committee thereof to which it delegates such authority) shall have the right to amend, suspend or terminate the Plan at any time and without notice. Upon any such amendment, suspension or termination of the Plan during an Offering Period, the Board (or any committee thereof to which it delegates such authority) may in its discretion determine that the applicable Offering shall immediately terminate and that all amounts in the Participant Accounts shall be carried forward into a payroll deduction account for each Participant under a successor plan, if any, or promptly refunded to each Participant. Except as provided in Section 14, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation. This Plan shall continue until the earlier to occur of (a) termination of this Plan pursuant to this Section 15 or (b) issuance of all of the shares of Stock reserved for issuance under this Plan.

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SECTION 16 Execution.
     To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same.

GENOMIC HEALTH, INC.
By:	Kimberly J. Popovits
	Title:	President and Chief Executive Officer
	Date:	January 27, 2011

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3 and 5 and for the EVERY YEAR (1 Yr) option on Proposal 4.

1. Election of Directors:	01 - Randal W. Scott*	02 - Kimberly J. Popovits*	03 - Julian C. Baker*	04 - Fred E. Cohen*	+
	05 - Samuel D. Colella*	06 - Ginger L. Graham*	07 - Randall S. Livingston*	08 - Woodrow A. Myers, Jr.*

*Each to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

☐	Mark here to vote FOR all nominees
☐	Mark here to WITHHOLD vote from all nominees
		01	02	03	04	05	06	07	08
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐

			For	Against	Abstain			For	Against	Abstain

2.	To approve the Genomic Health, Inc. Employee Stock Purchase Plan.		☐	☐	☐	3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers.	☐	☐	☐

		1 Yr	2 Yrs	3 Yrs	Abstain			For	Against	Abstain
4.	To vote on the frequency, on a non-binding advisory basis, of a non-binding advisory stockholder vote on the compensation of our named executive officers.	☐	☐	☐	☐	5.	To ratify the appointment of Ernst & Young LLP as Genomic Health’s independent registered public accounting firm for 2011.	☐	☐	☐

6.	In his or her discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.
B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U P X . 1 1 4 2 1 6 2	+
01BXPD

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — GENOMIC HEALTH, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 9, 2011
The undersigned hereby authorizes Randal W. Scott, Kimberly J. Popovits and G. Bradley Cole, and each of them, as proxies of the undersigned, with full power of substitution, to represent and vote the shares of common stock of Genomic Health, Inc. (“Genomic Health”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Genomic Health to be held at Seaport Center, 459 Seaport Court, Redwood City, California on June 9, 2011 at 10:00 a.m. (Pacific Time), and at any and all postponements or adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.
Unless a contrary direction is indicated, this Proxy will be voted FOR Proposal 1, the election of directors, FOR Proposal 2, approval of the Genomic Health, Inc. Employee Stock Purchase Plan, FOR Proposal 3, the approval of the compensation of our named executive officers, on Proposal 4, for a frequency of EVERY YEAR (1 Yr) for an advisory stockholder vote on the compensation of our named executive officers and FOR Proposal 5, the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting. If specific instructions are indicated, this Proxy will be voted in accordance therewith.
Please mark, sign, date and mail this proxy card promptly, using the enclosed envelope.